EXHIBIT 10.16


                                     RELEASE

     This Release is being executed by Grand Slam Acquisition Corp. ("GSAC"), Pinnacle Brands, Inc. ("PBI"), and MLM Acquisition Corp. (collectively with GSAC and PBI, the "Releasors") in favor of Larry Lambrecht ("Lambrecht").

     GSAC, Lambrecht and certain other stockholders of GSAC are concurrently entering into a transaction pursuant to which Lambrecht and such other stockholders are transferring and assigning to GSAC all of their right, title and interest in and to the GSAC shares held by them. This release is being executed and delivered in connection with that transaction.

     The Releasors, intending to be legally bound, agree as follows:

     1.   Release.    The  Releasors hereby  irrevocably  release  and discharge
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Lambrecht  and  his  heirs, executors,  administrators,  successors  and assigns
(collectively with Lambrecht, the "Releasees") from any and all claims, agreements, obligations and causes of action whatsoever, whether known or unknown, suspected or unsuspected, at law or in equity or otherwise, which the Releasors or any of them now have, ever had or (to the extent arising from or in connection with any action taken or omitted or state of facts existing on or prior to the date hereof) may hereafter have against the Releasees or any of
them  arising  out of  Lambrecht's  employment by  any  of the  Releasors.   The
Releasors shall refrain from asserting any matter released or purported to be released hereby against any Releasee in any manner, including, but not limited to, by way of counterclaim, offset or defense and shall actively resist any effort to assert any such matter on their behalf.

     2.   Representation.  The Releasors hereby represent and warrant that  they
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have  not assigned  any  interest in  any  matter released  or  purported to  be released hereby to any other person or entity and that the individuals signing below have full power to execute and deliver this Release.

     3.   Governing  Law.   This  release  and  all  questions relating  to  its
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validity,  interpretation,  performance  and   enforcement  (including,  without
limitation, provisions concerning limitations of action) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts-of-law rule or principle that might result in the
application  of the  laws of  another jurisdiction.   Any  action or  proceeding
seeking to enforce any provision of, or based on any right arising out of, this release may be brought against any of the parties in the courts of the State of New York or the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

Dated: September __, 1995

                              GRAND SLAM ACQUISITION CORP.


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                              By:____________________________

                              PINNACLE BRANDS, INC.



                              By:____________________________

                              MLM ACQUISITION CORP.



                              By:____________________________